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                                                                    Exhibit 99.1

ICU MEDICAL, INC.


         ICU MEDICAL, INC. ANNOUNCES TIME OF FIRST QUARTER EARNINGS CALL


         APRIL 13, 2006, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced the time of its first quarter 2006 earnings release conference call.

         The Company will be conducting a conference call concerning its first quarter results at 4:30 p.m. EDT (1:30 p.m. PDT) on Tuesday April 18, 2006, which can be accessed at 800-901-5247, passcode 53017454 or by replay at 888-286-8010, passcode 54460990. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

CONTACT:   Francis J. O'Brien
           Chief Financial Officer
           ICU Medical, Inc.
           (949) 366-2183

           John F. Mills
           Managing Director
           Integrated Corporate Relations
           (310) 395-2215